SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 6, 2012, Walgreen Co. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) with the Securities and Exchange Commission reporting that on August 2, 2012, the Company closed the initial investment contemplated by the Purchase and Option Agreement dated June 18, 2012 by and among Walgreen Co., Alliance Boots GmbH (“Alliance Boots”), a private limited liability company incorporated under the laws of Switzerland and AB Acquisitions Holdings Limited, a private limited liability company incorporated under the laws of Gibraltar jointly controlled by Stefano Pessina and funds advised by Kohlberg Kravis Roberts & Co. L.P. and certain of their respective affiliates (the “Purchase and Option Agreement”), which resulted in the acquisition by the Company of 45% of the issued and outstanding share capital of Alliance Boots in exchange for $4.025 billion in cash and approximately 83.4 million shares of Company common stock (such acquisition, the “First Step Transaction”). The description of the First Step Transaction and other transactions consummated pursuant to the Purchaser and Option Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase and Option Agreement which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on June 19, 2012, and incorporated herein by reference.

This Current Report on Form 8-K/A is being filed to amend and supplement the Initial Form 8-K to provide the financial statements described in Item 9.01 below which were not previously filed with the Initial Form 8-K, and which are permitted to be filed by amendment no later than 71 calendar days after the date the Initial 8-K was required to be filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of a Business Acquired.

Alliance Boots’ audited consolidated financial statements for the years ended March 31, 2012, 2011 and 2010 are attached as Exhibit 99.1 to this Form 8-K/A and incorporated herein by reference. Such financial statements of Alliance Boots were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Walgreens transaction with Alliance Boots does not include the benefit of Alliance Boots minority interest in Galenica Ltd., a Swiss healthcare group, so Walgreens shareholders will not benefit from the financial performance of Galenica Ltd. even though Alliance Boots proportionate interest in their profits is reflected in Alliance Boots financial statements.

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated financial information related to the First Step Transaction is attached as Exhibit 99.2 to this Form 8-K/A and incorporated herein by reference. The unaudited pro forma consolidated financial information includes adjustments to reconcile the historical financial statements of Alliance Boots to generally accepted accounting principles in the United States and to convert pounds Sterling amounts into U.S. dollars.

(d)	Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit	Description

23.1 Consent of KPMG Audit Plc

99.1 Alliance Boots GmbH audited consolidated financial statements for the years ended March 31, 2012, 2011 and 2010

99.2 Unaudited Pro Forma Consolidated Financial Information

Cautionary Note Regarding Forward-Looking Statements

Statements in this report that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including: risks that the transactions contemplated by the Purchase and Option Agreement, or the Company Shareholders Agreement or the AB Shareholders Agreement entered into in connection with the First Step Transaction, disrupt plans and operations of either Walgreens or Alliance Boots, our ability to realize anticipated synergies, our ability to achieve anticipated financial results, the amount of costs, fees, expenses and charges incurred by Walgreens and Alliance Boots related to the transaction, the risks associated with international business operations, the risks associated with governance and control matters, whether the option to acquire the remainder of the Alliance Boots equity interest will be exercised and the financial ramifications thereof, our ability to timely arrange for and consummate permanent financing to replace the bridge facility on acceptable terms, changes in vendor, payer and customer relationships and terms, changes in network participation, and other factors described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as amended, each of which is incorporated herein by reference and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: September 10, 2012	By:	/s/ Wade D. Miquelon

	Title:	Executive Vice President and Chief Financial Officer